Exhibit 10.2




       THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES
           THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.
                                  June 10, 2002


                                     FORM OF
                             STOCK OPTION AGREEMENT
                           UNDER THE CENTURYTEL, INC.
                        2002 DIRECTORS STOCK OPTION PLAN


[Name and Address of Recipient]


         Re: Option to purchase 4,000 shares of Common Stock of CenturyTel, Inc. at $29.06 per share granted on May 10, 2002.

Dear ________________:

         In consideration of your agreement to serve on the Board of Directors of CenturyTel, Inc. (the "Company"), on May 10, 2002 you were granted an option (the "Option") to purchase of 4,000 shares of common stock of the Company, $1.00 par value per share (the "Common Stock"), under the CenturyTel, Inc. 2002 Directors Stock Option Plan (the "Plan"), subject to all of the terms and conditions set forth in the Plan. You hereby acknowledge that the Company has furnished you with a copy of the Plan and the Memorandum/ Prospectus for the Plan.

         The Option exercise price is $29.06 per share (the Fair Market Value of a share of Common Stock on the date of grant) payable in full at the time of exercise, either in the form of cash, check, Common Stock held for six months (unless otherwise permitted by the Compensation Committee) or through a broker-assisted exercise, as described in the Plan. Under the terms of the Plan, your Option becomes exercisable beginning on May 10, 2003 and expires on May 10, 2012 unless it terminates earlier under the circumstances described in Sections
6.5 and 8.3 of the Plan. Appropriate adjustments will be made to the number and class of shares of Common Stock subject to the Option and to the exercise price in certain situations described in Section 7 of the Plan. When you wish to exercise an Option, in whole or in part, please refer to the provisions of the Plan dealing with the procedures for exercise.

         Upon exercise of your Option you will receive one preference share purchase right for each share of Common Stock issued. These rights are described in more detail in the Memorandum/Prospectus for the Plan.

         The Options granted hereby are non-qualified stock options and shall not be treated as Incentive Stock Options under Section 422 of the Internal Revenue Code of 1986, as amended.

         In the event any provision of this agreement conflicts with the provisions of the Plan, the Plan shall control.

         Please indicate your acceptance of this Option and your agreement to comply with the provisions of the Plan and Memorandum/Prospectus for the Plan by signing and returning the enclosed copy of this agreement to the Company.



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